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                       CONSENT OF JAMES F. ELDRIDGE, ESQ.


     I hereby consent to the reference to my name under the heading "Legal Matters" in the statement of additional information included in the Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 for certain flexible premium variable annuity contracts issued through American Family Variable Account II of American Family Life Insurance Company (File No. 333-45592).



                                                     /s/ James F. Eldridge
                                                     ---------------------
                                                     James F. Eldridge, Esq.
                                                     General Counsel
                                                     Executive Vice President
                                                     Corporate Legal; Secretary


April 24, 2003